EXHIBIT 10.30

THIS ROYALTY AGREEMENT (this “ Agreement ”) is entered into as of March 1, 2018 (the “ Effective Date ”), by and between Pivot Pharmaceuticals Inc., a corporation amalgamated under the Canada Business Corporations Act and having its head office at #300-1275 West 6th Avenue, Vancouver, British Columbia Canada, V6H 1A6 , (“ Company ” or “ Pivot ”), and AquaBrew Inc., a California corporation doing business as “Cafejo” (“ Cafejo ”).   Pivot and Cafejo are sometimes referred to herein individually as a “ Party ” and collectively as “ Parties .”

RECITALS

Whereas, the Company is a party to that certain Exchange Agreement pursuant to which it will buy all of the Units of ERS Holdings LLC, a California limited liability company (“ERS”); and

Whereas, after buying ERS the Company will be seeking to commercialize certain proprietary technology related to powderization of oils (the “Technology”), which it intends to utilize in its global business, and

Whereas, Cafejo has particular experience with the commercialization of products using intellectual property such as the Technology that it is willing to provide to the Company in exchange for a royalty; and

Whereas , Pivot and Cafejo desire to enter into this Agreement.

Now, Therefore, in consideration of the above premises and the mutual covenants and agreements set forth below, the Parties hereto agree as follows.

ARTICLE 1

DEFINITIONS

As used in this Agreement, the following words and phrases shall have the following meanings:

“ Affiliate ” means, with respect to a Party, any Person directly or indirectly controlling, controlled by, or under common control with, such Party.  For purposes of this Agreement, the term “controlled” (including the terms “controlled by” and “under common control with”) as used in this context, means the direct or indirect ability or power to direct or cause the direction of management policies of a Person or otherwise direct the affairs of such Person, whether through ownership of equity, voting securities, beneficial interest, by contract or otherwise. Control shall be presumed to exist where a Party controls 50% or more of the outstanding voting securities of an entity.

“ Agreement ” means this Royalty Agreement, together with any amendments to or restatements of this Royalty Agreement.

“ Applicable Laws ” means all applicable laws, ordinances, rules and regulations of any kind whatsoever of any governmental (including international, foreign, federal, state, provincial and local) or regulatory authority, including, without limitation, all laws, ordinances, rules and regulations promulgated by the FDA, European Medicines Evaluation Agency or any other foreign equivalent of the FDA.

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“ Calendar Quarter ” means, as applicable, the three (3) month period ending on March 31, June 30, September 30 or December 31.  The initial Calendar Quarter will be deemed to begin on the Effective Date and end on the expiration of that Calendar Quarter in which the Effective Date falls.

“ Compound ” means any ingredient for a Product that is created or processed by use of the Technology.

“ Confidential Information ” means information received (whether disclosed in writing, electronically, orally or by observation) by one Party (the “ Receiving Party ”) from the other Party (the “ Disclosing Party ”) pursuant to this Agreement unless in each case such information, as shown by competent evidence:

(a) was known to the Receiving Party or to the public prior to the Disclosing Party’s disclosure, as demonstrated by contemporaneous written records;

(b) became known to the public, after the Disclosing Party’s disclosure hereunder, other than through a breach of the confidentiality provisions of this Agreement by the Receiving Party or any Person to whom such Receiving Party disclosed such information;

(c) was subsequently disclosed to the Receiving Party by a Person having a legal right to disclose, without any restrictions, such information or data; or

(d) was developed by the Receiving Party independently of the Disclosing Party’s Confidential Information.

“ Damages ” means any and all costs, losses, claims, demands for payment, government enforcement actions, liabilities, fines, penalties, expenses, court costs and reasonable fees and disbursements of counsel, consultants and expert witnesses incurred by a Party hereto or its Affiliates (including any court-imposed interest in connection therewith).

“ Effective Date ” shall have the meaning set forth in the first paragraph hereof.

“ GAAP ” means U.S. Generally Accepted Accounting Principles, consistently applied.

“ Net Sales ” shall mean, with respect to a Product, the gross amount invoiced by Pivot or an Affiliate to a Third Person in the Territory, less:

(a) Trade, quantity and cash discounts allowed;

(b) Commissions, discounts, refunds, rebates (including, but not limited to, wholesaler or distributor inventory management fees), chargebacks, retroactive price adjustments, and any other allowances which effectively reduce the net selling price;

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(c) Actual Product returns and allowances;

(d) Sales taxes, VAT and similar taxes to the extent that such are detailed in the invoice and included in the gross amount invoiced for such Product; and

(e) Reserves or allowances for bad debt or uncollectible amounts.

Such amounts shall be determined from the books and records of the entity selling the Product, maintained in accordance with Generally Accepted Accounting Principles consistently applied.  In determining such amounts, the seller will use such its then current standard procedures and methodology, including Pivot’s then current standard exchange rate methodology for the translation of foreign currency sales into U.S. Dollars, consistently applied.

“ Person ” means a natural person, a corporation, a partnership, a trust, a joint venture, a limited liability company, any governmental authority, or any other entity or organization.

“ Product ” means any composition or product that comprises, includes or incorporates a Compound and is made available for sale to any Third Person by the Company or an Affiliate, distributor or reseller.

“ Sales Report ” shall have the meaning set forth in Section 3.2.

  “Services” means commercially reasonable efforts by Cafejo (without the obligation to expend funds to do so) to provide advice from time to time to assist Pivot and its Affiliates as Pivot seeks to commercialize the Technology.

“ Territory ” means all countries of the world.

“ Third Person ” means Persons other than the Parties or Affiliates thereof.

ARTICLE 2

CONSIDERATION

2.1 Royalty Payments.  Subject to and upon the terms and conditions set forth in this Agreement, in exchange for the Services the Company shall pay Cafejo a royalty on sales of Products sold or otherwise commercialized by the Company and/or any Affiliate in the Territory during each Calendar Quarter equal to three percent (3%) of the amount of Net Sales with respect to any and all Products sold in the Territory during such Calendar Quarter.  Prior to the first sale of any Product, the Company shall provide written notice to Cafejo of the nature of the Product, its sale price and market, and other reasonable details to inform Cafejo of the nature of that Product, including any updates or enhancements to a Product.

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2.2 Royalty Payments, Record Retention.  The Company shall pay royalties due under Section 2.1 concurrently with the remittance of the royalty report in accordance with this Section 2.2. Each such payment shall be made by Pivot to Cafejo not later than thirty (30) days from the end of the Calendar Quarter to which a payment relates. All amounts payable to Cafejo under Section 2.1 shall be paid by electronic wire transfer in immediately available funds to an account designated in writing by Cafejo. Company shall keep and maintain (and shall cause its Affiliates and any Third Person involved in Product sales to keep and maintain) proper, complete and accurate books and records in such form and detail as is necessary to ascertain Company’s compliance with the financial terms of this Agreement including without limitation such records as are necessary to verify royalty payments owed under Section 2.1.  Such records shall be kept in accordance with GAAP, consistently applied.  Company shall preserve (and to the extent applicable, will cause its Affiliates and any Third Person to preserve) such records made in any calendar year for a period of three (3) years following the close of that calendar year.  Beginning with the first commercial sale of a Product, Company shall furnish Cafejo with a quarterly report (a “ Sales Report ”) on Net Sales of any and all Products within sixty (60) days after the end of each Calendar Quarter, which Sales Report shall set forth in reasonable detail on a Product-by-Product and country-by-country basis: (i) the Net Sales with respect to such Product during such Calendar Quarter in such country broken down between Company and any Affiliates; and (ii) the total royalties due under Section 2.1 during such Calendar Quarter in such country broken down between Company and any Affiliates and the basis of the calculation thereof. If Company creates or receives any sales forecasts with respect to Products, then Company will provide such forecast to Cafejo.

2.3 Audits.  During the term of this Agreement, Cafejo shall, not more than once each year, have the right to have independent certified public accountants selected by Cafejo and approved by the Company (such approval not be unreasonably withheld, conditioned or delayed) audit the Company’s and Affiliate’s records for the purpose of determining the accuracy of payments due or paid to Cafejo under Section 2.1.  The independent certified public accountants shall keep confidential any information obtained during such audit.  If it is determined that additional royalties are owed to Cafejo during such period, the Company will pay Cafejo the additional royalties within thirty (30) days of the date the independent certified public accountants’ written report is provided to Company.  In the event that such audit discloses that the actual royalties or other amounts payable by Company to Cafejo are less than the royalties or other amounts paid by Company, then Company may credit any overpayment based on the results disclosed by such audit against future royalties due Cafejo.  The fees charged by such accounting firm will be paid by Cafejo unless any additional royalties owed exceed two percent (2%) of the royalties paid for the applicable period, in which case such fees shall be payable by the Company.

ARTICLE 3

TERM

3.1 Term. This Agreement shall be in full force and effect from the Effective Date. It shall remain in full force and effect indefinitely, and payments shall be due to Cafejo on an ongoing basis, unless:

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(a) Cafejo shall breach this Agreement and fail to take reasonable commercial steps to cure such breach within thirty (30) days of receipt of written notice of the breach from Pivot; or

(b) Cafejo shall make an assignment for the benefit of creditors or be finally adjudicated a bankrupt.

Notwithstanding the foregoing, in the event of a breach under Section 3.1(a) of this Agreement that is not cured by Cafejo, this Agreement shall be and remain in full force and effect for all Products that are available in the marketplace prior to the date of breach by Cafejo, and payments under Section 2.1 shall continue to be paid by the Company in respect of such Products.

ARTICLE 4

MISCELLANEOUS PROVISIONS

4.1 Expenses.

All costs and expenses incurred in connection with the preparation of this Agreement will be paid by the party incurring such expenses.

4.2 Assignment.

This Agreement will apply to, be binding in all respects upon, and inure to the benefit of the successors and assigns of the parties. Cafejo shall have the right to assign this Agreement and the right to payments due hereunder to another Person by notice to Pivot in writing. Nothing expressed or referred to in this Agreement will be construed to give any Person other than the parties to this Agreement any legal or equitable right, remedy, or claim under or with respect to this Agreement or any provision of this Agreement. This Agreement and all of its provisions and conditions are for the sole and exclusive benefit of the parties to this Agreement and their successors and assigns.

4.3 Notices.

Any notice required or permitted to be given under this Agreement will be in writing and may be given by delivering, sending by electronic facsimile transmission or other means of electronic communication capable of producing a printed copy, or sending by prepaid registered mail, the notice to the following address or number:

If to Cafejo:

c/o Cafejo, 1161 N. Anaheim Blvd

Anaheim, CA 92801

Attn: CEO

If to the Pivot:

Pivot Pharmaceuticals Inc.

1275 West 6th Avenue

Vancouver, BC V6H 1A6

Attention:  Patrick Frankham

Email: pfrankham@pivotpharma.com

Facsimile: (604) 738-7134

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With a copy (which will not constitute notice) to:

Alexander Holburn Beaudin + Lang LLP

Barristers + Solicitors

2700 - 700 West Georgia Street

Vancouver, BC V7Y 1B8

Attention:  Stewart L. Muglich

Telephone: 604-484-1700

Facsimile: 604-484-9700

(or to such other address or number as any party may specify by notice in writing to another party).

Any notice delivered or sent on a business day by electronic facsimile transmission or other means of electronic communication capable of producing a printed copy will be deemed conclusively to have been effectively given on the day the notice was delivered, or the transmission was sent successfully to the number set out above, as the case may be. Any notice sent by prepaid registered mail will be deemed conclusively to have been effectively given on the third business day after posting; but if at the time of posting or between the time of posting and the third business day thereafter there is a strike, lockout, or other labour disturbance affecting postal service, then the notice will not be effectively given until actually delivered.

4.4 Governing Law; Venue.

This Agreement, the legal relations between the parties and the adjudication and the enforcement thereof, shall be governed by and interpreted and construed in accordance with the substantive laws of the United States and of the State of California, without regard to applicable choice of law provisions thereof. The parties hereto agree that any legal proceeding arising out of or relating to this Agreement will be brought in a suitable court located in Orange County, California and each party hereto irrevocably submits to the exclusive jurisdiction of those courts.

4.5 Severability.

If any covenant or other provision of this Agreement is invalid, illegal, or incapable of being enforced by reason of any rule of law or public policy, then such covenant or other provision will be severed from and will not affect any other covenant or other provision of this Agreement, and this Agreement will be construed as if such invalid, illegal, or unenforceable covenant or provision had never been contained in this Agreement. All other covenants and provisions of this Agreement will, nevertheless, remain in full force and effect and no covenant or provision will be deemed dependent upon any other covenant or provision unless so expressed herein.

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4.6 Independent Legal Advice.

Each party acknowledge that it has had independent legal advice regarding the execution of this Agreement, or has been advised of its respective right to obtain independent legal advice, and if it has not in fact obtained independent legal advice, such party acknowledges that he understands the contents of this Agreement and that it is executing the same voluntarily and without pressure from the other party or anyone on its behalf.

4.7 Entire Agreement.

This Agreement contains the entire agreement between the parties with respect to the subject matter hereof and supersedes all prior arrangements and understandings, both written and oral, expressed or implied, with respect thereto. Any preceding correspondence or offers are expressly superseded and terminated by this Agreement.

4.8 Further Assurances.

Each party, upon the request of the other party to this Agreement, shall do, execute, acknowledge and deliver or cause to be done, executed, acknowledged or delivered all such further acts, deeds, documents, assignments, transfers, conveyances, powers of attorney and assurances as may be reasonably necessary or desirable to effect the intent and purposes of this Agreement.

4.9 Enurement.

This Agreement and each of the terms and provisions hereof will enure to the benefit of and be binding upon the parties and their respective heirs, executors, administrators, personal representatives, successors and assigns.

4.10 Time.

Time is of the essence of this Agreement.

4.11 Waiver.

No failure on the part of a party to this Agreement to exercise any power, right, privilege or remedy under this Agreement, and no delay on the part of any party hereto in exercising any power, right, privilege or remedy under this Agreement, shall operate as a waiver of such power, right, privilege or remedy; and no single or partial exercise of any such power, right, privilege or remedy shall preclude any other or further exercise thereof or of any other power, right, privilege or remedy. No party to this Agreement shall be deemed to have waived any claim arising out of this Agreement, or any power, right, privilege or remedy under this Agreement, unless the waiver of such claim, power, right, privilege or remedy is expressly set forth in a written instrument duly executed and delivered on behalf of such party; and any such waiver shall not be applicable or have any effect except in the specific instance in which it is given.

4.12 Amendment.

This Agreement may not be amended except by an instrument in writing signed by each of the parties.

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4.13 Counterparts and Facsimile Transmission.

This Agreement may be executed in several counterparts, each of which will be deemed to be an original and all of which will together constitute one and the same instrument and delivery of an executed copy of this Agreement by electronic facsimile transmission or other means of electronic communication capable of producing a printed copy will be deemed to be execution and delivery of this Agreement as of the date set forth on page one of this Agreement.

4.14 No Joint Venture.

Nothing contained in this Agreement will be construed as creating a joint venture, agency, partnership or employment relationship between the parties hereto, nor will any party have the right, power or authority to create any obligation or duty, express or implied, on behalf of the other party.

IN WITNESS WHEREOF the parties have duly executed this Agreement as of the day and year first above written.

AquaBrew Inc. d/b/a Cafejo

By: “Patrick Rolfes"

Patrick Rolfes
Its: CEO

PIVOT PHARMACEUTICALS INC.

By: “Patrick Frankham”

Patrick Frankham
President & CEO

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